Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAPLOY CORP.

(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

8000

(Primary Standard Industrial Classification Code Number)

35-2809754

(IRS Employer Identification No.)

NAPLOY CORP.

95 Lias Estate Kafe district Abuja,

FCT 900108 Nigeria

Telephone: +13072133163

Email: naploy.corp@tutanota.com

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wyoming Registered Agent

1621 Central Ave

Cheyenne, WY 82001

Telephone: +13076375151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, Dated December 06, 2023

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PRELIMINARY PROSPECTUS

NAPLOY CORP.

UP TO 6,000,000 SHARES OF COMMON STOCK AT $0.02 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Naploy Corp., a Wyoming corporation, and no public market exists for the securities being offered. Naploy Corp. is offering for sale a total of up to 6,000,000 shares of common stock at a fixed price of $0.02 per share for aggregate net proceeds of up to $120,000, assuming that the entire offering is completed. The securities being offered by Naploy Corp. will be listed and traded on the following national securities exchanges and markets: OTC (Over-the-Counter) Market, Nasdaq Stock Market, QB (OTCQB).

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See “Use of Proceeds” and “Plan of Distribution”.

The offering is being conducted on a self-underwritten, best efforts basis, which means our directors, Frederick Sidney Reinhard Arnold and Rafael Angel Ulloa Bonilla, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. We will pay all expenses incurred in this offering.

In offering the securities on our behalf, Mr. Arnold and Mr. Ulloa Bonilla will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.02 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There are no any arrangements to place funds into an escrow, trust, or similar account; any funds received from the sale of stock will be placed into the Company's bank account and will be immediately available to us. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

Naploy Corp. is a development stage, Start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Naploy Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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1

NAPLOY CORP.

95 Lias Estate Kafe district Abuja,

FCT 900108 Nigeria

+13072133163

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Naploy Corp.” are to Naploy Corp.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is neither an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

GENERAL INFORMATION ABOUT OUR COMPANY

Naploy Corp. was incorporated on April 6, 2023 under the laws of the state of Wyoming. Our primary focus is on launching a news blog that provides the latest updates on health-related topics, including but not limited to medical breakthroughs, healthy lifestyle tips, and updates on healthcare policies. Our executive and business office is located at 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria, and our telephone number is +13072133163.

We have developed a full business plan. We are offering our services to the clients in Nigeria and then we are going to spread our services in other African countries. Our mobile application is available in three languages: African, English, and French, making it accessible to a broader audience. The Company has no revenue and has incurred losses since its inception. Our possesses assets in a form of an operative mobile application and a website. The Mobile Application and Website Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement.

Our Naploy app is your go-to source for the latest health news and updates. Naploy App offers an article library- News Blog that deals with the most common health topics. Our health blog covers diverse health related concerns such as nutrition and diet, fitness, weight control, diseases, disease management, societal trends affecting health, analysis about health, business of health and health research. The content provided on our app is primarily sourced from reputable open channels, ensuring credibility and accuracy. In addition to open sources, we curate content from trusted platforms such as https://medicalxpress.com/. It's pertinent to highlight that we do not engage in content licensing agreements as we are utilizing the information from reliable open sources and ensure that our users receive high-quality, updated, and relevant health information through the Naploy app. The app is available for both Android and iOS mobile operating systems and provides you with quick access to a vast healthcare and medical database. With the " Naploy App," you can stay informed about the latest health news anytime, anywhere. We are dedicated to bringing you high-quality health information and keeping you up-to-date on the latest developments in the world of healthcare.

One of our main App features is Symptom Diagnostic. Symptom Diagnostic is an advanced tool that uses high-grade AI technology to provide diagnoses. Currently, our AI technology already working, but during the lifetime of the App it should be refined and improved. To begin, you will have to enter your age and gender, after which you can select or type in your symptoms, intensity and duration. This step is then followed up by some more questions to determine which symptom is bothering you the most and if you are on meds and/or have had any conditions in the past. Thereafter, it will give you a list of possible conditions (about 5, starting with the most likely) which you can then click on and find more details about the disease.

Symptom Diagnostics are an innovative addition to digital health. This tool does not provide medical advice It is intended for informational purposes only. Nevertheless, these services should not be considered as definite diagnostic tools but rather as a guide to point the user towards possible conditions relating to their symptoms. Consulting an actual physician will help you have a more accurate diagnosis and subsequent treatment.

Our “Naploy app” includes a convenient Clinic Search feature that allows clients to contact us and send a request for searching the clinics and proper medical services that suit their needs for a fee. Through this feature, clients can request information about the type of treatment they need, as well as leave their phone number and email. Our team will then contact the client to clarify all the necessary details about their diagnosis and treatment needs. Our expert managers will then provide information about the best medical institutions for the client, including details about the location, clinic licenses, doctors, we will monitor all the reviews and feedbacks and check all the doctors for their professional qualifications. Our clients can expect top-notch customer service, as our managers will communicate with them through phone, email, and messengers according to their preferences. We are dedicated to providing the professional services in searching the best medical institutions, making for the right medical care for our clients. We will make this process much easier and comfortable for clients from our professional website.

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In addition, we also offer paid contextual advertising services for medical institutions on our Naploy app's news blog:

–Banner ads

Our banner advertising will consist of static or animated images or media and would be placed in high-visibility areas. Banner advertising is attractive because it can help create medical institutions awareness and generate leads.

–Pop up

Another effective form of our advertising services. Unlike banner ads, the pop-up will appear in the center of the screen, drawing the attention of customers.

By utilizing our advertising services, medical institutions can increase their online presence and reach a wider audience. Our goal is to provide a comprehensive platform for both health news and healthcare advertising, and we believe that this additional feature will be a valuable asset for both our users and medical institutions.

The Company’s revenues are expected to be derived primarily from the clients who will get the online information help services for finding medical institutions for their needs, as well as from paid contextual advertising services offered to medical institutions through our website and mobile application.

We plan constantly expand the functionality in our services to make our application and website more attractive for our consumers. We have purchased the mobile application and website for iOS and Android platforms for total consideration of US $45,000.

The payment is made in several stages:

•	the first payment of $10,000 is paid within 20-30 days after the conclusion of this Agreement;
•	the second payment of $15000 is paid after the demonstration of the ready version of the application and the website (within 30-40 days after the conclusion of this Agreement);
•	the third payment of $10,000 is paid within 20-30 days after the official release of the application on Google play and Apple services;
•	the last payment of $10,000 is paid within 20-30 days after bug fixes of the fully functional application and the website and eliminating all technical issues.

The first payment of $10,000 was paid on July 13, 2023; the second payment of $15,000 was paid on July 25, 2023. Totally there were $25,000 paid as of July 31, 2023. As of July 31, 2023, the debt for the purchase of the mobile application and website was $20,000.

The third payment of $10,000 was paid on August 17, 2023 and the last payment of $10,000 was paid on September 14, 2023.

The links for the “Naploy” application:

In Google Play - https://play.google.com/store/apps/details?id=naploy.app&hl=uk&gl=USIn

App Store - https://apps.apple.com/us/app/naploy/id6451121811

Our website address is https://naploy.com/#/app

Here are some of the technologies that we intend successfully to implement in our mobile application:

- Improvement of the AI technology

- Map View

- Reviews

- Booking Services

- Notifications

- Marketing Opportunities

- Body map symptom checker

- Personal health tracker

- Medicine reminder

- Language translation

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Phase 1: Improvement of the AI technology (Months 1-6)

The first phase of development focuses on refining our AI-powered Symptom Diagnostic feature. Within the initial six months, our primary objective is to improve the accuracy and depth of diagnostic capabilities.

Phase 2: Basic Feature Implementation (Months 1-12)

From the 1st month till 12th, we plan to integrate essential features such as the Map View, Reviews, and Booking Services. These features will provide users with an initial level of functionality, facilitating their engagement with medical institutions and content within the app.

Phase 3: Advanced Feature Implementation (Months 6-18)

The following six to eighteen months will be dedicated to more advanced feature implementations. This includes Notifications, Marketing Opportunities, Body Map Symptom Checker, and Language Translation capabilities. These additions aim to significantly enhance the user experience and app functionality.

Phase 4: Completion and Testing (Months 12-18)

The following twelve to eighteen months, the focus will be on finalizing the integration of the Personal Health Tracker, Medicine Reminder, and conducting comprehensive testing for the entire app. This phase ensures the stability, usability, and reliability of all features.

The app will continuously undergo updates and refinements to enhance user experience, improve accuracy, and maintain the highest performance standards.

At the present there is no assurance that we will be successful in providing our services.

From inception on April 6, 2023 until the date of this filing, we have had limited operating activities. Our financial statements from inception on April 6, 2023 through July 31, 2023 reports $25,700 in Accounts Payable (Purchase of the Website and Mobile Application and professional fees) and a net loss of $6,380 consisting of depreciation expense $375, general and administrative expenses $105, professional fees $5,900; the Company issued common stock 2,000,000 shares at par value $0.0001 in consideration of $200 to pay partial Incorporation fees expenses. Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended July 31, 2023, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our principal offices are located at 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria. Our telephone number is +13072133163 and our email address is naploy.corp@tutanota.com.

Currently, we have no employees, only our officers and Directors - Mr. Frederick Sidney Reinhard Arnold and Mr. Rafael Angel Ulloa Bonilla. They will offer the shares to friends, relatives, acquaintances and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our directors will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC Markets quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities offered:	Up to 6,000,000 shares of our common stock, par value $0.0001 per share. A total of 6,000,000 shares are being offered.

Offering price:	$0.02

Duration of the offering:	The 6,000,000 shares of common stock are being offered for a period not to exceed 365 days, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us:	$120,000

Use of proceeds:	See “Use of Proceeds” and the other information in this prospectus.

Shares outstanding prior to the offering:	2,000,000

Shares outstanding after the offering:	8,000,000, assuming the entire offering is sold.

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering.

Summary Financial Information

The following Financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

	As of October 31, 2023	As of July 31, 2023 (audited)
Balance Sheet
Total Assets	$46,887	$45,520
Total Liabilities	(56,100)	(51,700)
Stockholders’ Deficit	$(9,213)	$(6,180)

	As of October 31, 2023	As of July 31, 2023 (audited)
Income Statement
Revenue	$–	$–
Total Expenses	(3,033)	6,380
Net Loss	$(3,033)	$(6,380)

5

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before investing in our common stock of Naploy Corp., you should carefully consider the risks described below and the other information in this prospectus. If any of the following risks or the risks which may or may not be foreseen and might not be included below occurs, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR COMPANY

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We have not yet attracted any potential customers and our online health platform services just started recently. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 6, 2023 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus and do not anticipate earning revenue until after the completion of our intended offering, of which there is no guarantee. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications in marketing campaign and in recognition of our product.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on April 6, 2023; we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS DEPENDS ON OUR ABILITY TO RAISE FUNDING. FURTHERMORE, THERE IS A RISK ASSOCIATED WITH THE BUSINESS DEPENDENCE ON THE MARKET IN NIGERIA.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in Nigeria could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Naploy Corp. is safe.

MATERIAL RISKS ASSOCIATED WITH FAILING TO DEVELOP CONTENT FOR THE NAPLOY APP, PARTNERING WITH MEDICAL INSTITUTIONS ANS ADVERTISERS IN NIGERIA AND ELSEWHERE IN AFRICA

Failing to develop content for the Naploy app could result in a lack of engaging and informative material for users, leading to decreased app usage and potential loss of interest. Users may turn to other sources for health information, affecting the app's credibility and popularity.

Challenges in establishing fruitful partnerships with medical institutions and advertisers across Nigeria and other African regions pose a substantial risk. Difficulties in these collaborations might hinder the app's ability to form strong alliances within the healthcare industry. Without these partnerships, Naploy could face limitations in accessing a wider user base, impacting its capacity to offer varied, verified, and valuable medical information. Such limitations could potentially affect the platform's overall growth and influence its position within the industry.

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IF OUR BUSINESS PLAN FAILS, WE WILL DISSOLVE AND INVESTORS MAY NOT RECEIVE ANY PORTION OF THEIR INVESTMENT BACK

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

BECAUSE WE ARE A SMALL COMPANY AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE GOOD ENOUGH TO ATTRACT SUFFICIENT CLIENTS FOR US TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR ONLINE HEALTH PLATFORM WILL NOT BE PATENT PROTECTED, OTHER COMPETITORS COULD COPY OUR TECHNOLOGY, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage will be our online health platform, which will help to find medical institutions for customer’s treatment and paid advertising and marketing for other medical institutions that are interested in advertising their institutions. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our platform. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

POTENCIAL DISRUPTIONS TO THE NAPLOY APP, SUCH AS TECNNOLOGICAL ISSUES AND SOFTWARE BUGS

Technical issues and software bugs are inherent risks in any app development. Regular updates and maintenance are crucial to address bugs and ensure the app's smooth operation. Moreover, disruptions caused by technological issues may result in downtime, affecting user experience and trust. In regions with limited access to stable internet connections, the app's functionality may be compromised, limiting its reach and effectiveness. All this could have a material adverse effect on our financial condition and results of operations.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

The healthcare business sector is rather competitive. The sector includes large, established international companies and services which have better brand recognition, price and marketing capabilities. So, the competitors of our business will have greater financial resources and may be able to withstand price competition and attract customers better than we will. We also expect to face competition from new market entrants. We may be unable to compete effectively with the existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

THE OFFICERS AND DIRECTORS OF THE COMPANY, MR. ARNOLD AND MR. ULLOA BONILLA, CURRENTLY DEVOTE APPROXIMATELY 30 HOURS PER WEEK EACH TO OUR COMPANY MATTERS. THEY DO NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND ARE INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE THEY MAY HAVE. THIS COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE THE COMPANY’S AFFAIRS WHICH COULD FURTHER RESULT IN NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Arnold and Mr. Ulloa Bonilla. We have not formulated a plan to resolve any possible conflicts of interests if any appear with their other business activities. Currently there are no any conflicts of interests with our officers and their business activities. In the event they are unable to fulfill any aspect of their duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

BECAUSE WE RELY ON FREDERICK SIDNEY REINHARD ARNOLD AND RAFAEL ANGEL ULLOA BONILLA, OUR OFFICERS AND DIRECTORS, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE THEIR SERVICES.

We depend on the services of our officers and directors, Frederick Sidney Reinhard Arnold and Rafael Angel Ulloa Bonilla, for the future success of our business. The loss of the services of our directors could result in the failure of our business and could have an adverse effect on our business, financial condition and results of operations. Frederick Sidney Reinhard Arnold and Rafael Angel Ulloa Bonilla are our officers and directors, and if they should die there will be no one to appoint a new officer and, in that event, we will have no alternative but to cease operations.

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INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Naploy Corp. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

BECAUSE OUR COMPANY’S HEADQUARTER, ASSETS AND DIRECTORS ARE IN OTHER COUNTRY, INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Wyoming, our officers and Directors are non-residents of the USA and our headquarters and assets are located outside the United States. Our headquarters and major assets are located in Nigeria. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against them in Nigeria court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

IF WE CONTINUE TO INCUR NET LOSSES, OUR BUSINESS WILL FAIL

From our incorporation on April 6, 2023 until July 31, 2023, we incurred cumulative net losses of $6,380. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

WE ARE AFFECTED BY EXTENSIVE LAWS, GOVERNMENTAL REGULATIONS, ADMINISTRATIVE DETERMINATIONS, COURT DECISIONS AND SIMILAR CONSTRAINTS THAT COULD INCREASE IN SEVERITY AND HURT RESULTS OF OPERATIONS.

Our industry is subject to federal, state and other governmental regulation. Certain federal and state agencies, such as the Federal Trade Commission, or the “FTC”, regulate and enforce such laws relating to advertising, disclosures to consumers, privacy, consumer pricing and billing arrangements and other consumer protection matters. A determination by a federal or state agency, or a court, that any of our practices do not meet existing or new laws or regulations could result in liability, adverse publicity and restrictions of our business operations. Some advertising practices in the wellness and nutritional supplement industry, in particular, have led to investigations from time to time by the FTC and other governmental agencies and many companies in the wellness and nutritional supplement industry, have entered into consent decrees with the FTC relating to wellness and nutritional supplement claims and other advertising practices. In addition, the FTC’s Guides concerning the Use of Endorsements and Testimonials in Advertising require us and other wellness and nutritional supplement companies to use a statement as to what the typical benefits a customer can expect to achieve on our programs when using a customer’s wellness benefit testimonial in advertising. Federal and state regulation of advertising practices generally, and in the wellness and nutritional supplement industry in particular, may increase in scope or severity in the future, which could have a material adverse impact on our business.

WE WILL FALL UNDER THE PURVIEW OF NIGERIAN LAWS, REGULATIONS, AND ADMINISTRATIVE DECISIONS THAT HAVE THE POTENTIAL TO INFLUENCE OUR OPERATIONS.

Operating in Nigeria exposes our company to specific risks related to data security and privacy laws. Nigerian regulatory frameworks and any changes to these laws can impact our operations, especially in handling sensitive health information.

Data Protection Landscape: Nigeria may have specific data protection laws that govern the collection, processing, and storage of personal and health-related information. Compliance with these laws is crucial for protecting user data and maintaining their trust. Any lapses in data security or privacy practices may result in legal consequences and reputational damage.

Regulatory Changes: The dynamic nature of data protection regulations introduces uncertainty. Changes in Nigerian data protection laws or the introduction of new regulations may necessitate adjustments to our data-handling practices, potentially leading to increased compliance costs. Non-compliance with all the Nigerian Laws may result in penalties.

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IF THE SECURITY OF OUR CUSTOMERS’ CONFIDENTIAL INFORMATION STORED IN OUR SYSTEMS IS BREACHED OR OTHERWISE SUBJECTED TO UNAUTHORIZED ACCESS, SECURE INFORMATION MAY BE STOLEN, OUR REPUTATION MAY BE HARMED, AND WE MAY BE EXPOSED TO LIABILITY.

Our internet content and e-commerce platform stores information, which may be personally-identifiable sensitive information, of our past, current and prospective customers. Any accidental or willful security breaches or other unauthorized access could cause secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation, and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our internet content and e-commerce platform are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting services, content providers and e-commerce providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose customers.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE ENCUMBRANCE UPON THE COMPANY WITHOUT PROVIDING EQUITABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

OTHER RISKS PARTICULAR TO OPERATING IN NIGERIA

Infrastructure and Connectivity Challenges: Nigeria faces challenges related to infrastructure and internet connectivity. Potential disruptions in service due to these challenges may impact user experience and app functionality. Cultural Sensitivity: Nigeria has diverse cultural and religious practices. Content and advertising should be mindful of cultural sensitivities to avoid unintentional offense. Political and Economic Instability: Nigeria has experienced periods of political and economic instability. These factors can affect the business environment and should be monitored for potential impacts on operations. Local Partnerships: establishing strong local partnerships is crucial for navigating the business landscape in Nigeria. This includes collaborations with medical institutions, advertisers, and other stakeholders.

THE CORONAVIRUS (COVID-19) PANDEMIC COULD ADVERSELY IMPACT THE DEMAND FOR OUR HEALTHCARE SERVICES AND OUR OPERATING RESULTS; IT COULD INCREASE THE LIKELIHOOD THAT OUR BUSINESS FAILS.

The COVID-19 pandemic has negatively impacted the global economy, disrupted consumer spending and global supply chains, and created significant volatility and disruption of financial markets. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital. The extent of the impact of COVID-19 on our business and financial results will also depend on future developments, including the duration and spread of the pandemic and different COVID variants, its impact on the financial markets in which we operate.

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RISKS ASSOCIATED WITH THIS OFFERING:

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD IN OUR OFFERING AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW US TO MEET OUR GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our directors who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, who will receive no commissions. They will offer the shares to friends and relatives, acquaintances and business associates. Unless they are successful in selling at least 25% of the shares and receiving $30,000 in the proceeds from this offering, we may have to seek alternative financing to operate our business.

ANY FUTURE SALE OF STOCK HELD BY EXISTING STOCKHOLDER OF THE COMPANY, WHO WILL HOLD APPROXIMATELY 25% OF OUR TOTAL ISSUED AND OUTSTANDING SHARES AFTER COMPLETION OF THIS OFFERING, COULD SEVERELY IMPACT THE MARKET PRICE OF OUR STOCK.

Since inception, a total of 2,000,000 shares of common stock have been issued to Frederick Sidney Reinhard Arnold, our officer and director and our only existing principal stockholder. These shares are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Frederick Sidney Reinhard Arnold after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Arnold does not currently have any plans to sell his shares at any time after this offering is completed.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9, WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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THERE IS NO LIQUIDITY AND NO ESTABLISHED PUBLIC MARKET FOR OUR COMMON STOCK AND WE MAY NOT BE SUCCESSFUL AT OBTAINING A QUOTATION ON A RECOGNIZED QUOTATION SERVICE. IN SUCH EVENT IT MAY BE DIFFICULT TO SELL YOUR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC Markets upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

OUR OFFICERS AND DIRECTORS HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Frederick Sidney Reinhard Arnold and Rafael Angel Ulloa Bonilla, our officers and directors have no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

OUR DIRECTORS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Currently 100% of all shares of common stock of our Company are beneficially owned by all officers and directors as a group. As the current sole holder of the Company's common shares, Mr. Arnold may elect the entire Board of Directors. After the completion of this offering, our management will own major of our common stock. In the event that fewer than the maximum shares of the offering are sold, management's percentage ownership will raise. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

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OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL WHEN WE NEED TO DO IT.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will not have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

1.	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
2.	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
3.	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
4.	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
5.	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN "EMERGING GROWTH COMPANY."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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USE OF PROCEEDS

Our public offering of 6,000,000 shares is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following Use of Proceeds table sets forth the uses of proceeds assuming the sale of 25% (i.e., $30,000), 50% (i.e., $60,000), 75% (i.e., $90,000), and 100% (i.e., $120,000) of the securities we are offering for sale. There is no assurance that we will raise the full $120,000 as anticipated.

Use of Proceeds relates to anticipated expenditures for the 12-month period following the completion of this offering. The expenditures are categorized by significant area of activity.

Our detailed description of the Use of Proceeds in the “Plan of Distribution” section of this prospectus.

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
Being a reporting public company	$15,000	$15,000	$15,000	$15,000
Mobile application and AI technology maintaining	4,000	15,000	20,000	25,000
Marketing and advertising	9,000	26,000	47,000	68,000
General working capital	1,000	2,000	4,000	6,000
Computer equipment	1,000	2,000	4,000	6,000
Total	$30,000	$60,000	$90,000	$120,000

To prioritize our objectives, we will refer to the order in which they are listed in the Use of Proceed table. For instance, costs of being a reporting public company and application AI technology maintaining will have higher priority compared to computer equipment.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us. Projected expenditures are estimations or approximations only. Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable. To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured. Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes. In the event we are not successful in selling all of the Common Stock offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

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DETERMINATION OF THE OFFERING PRICE

The offering price of the 6,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 6,000,000 shares is fixed at $0.02 per share for the duration of the offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of October 31, 2023, the net tangible book value of our shares was $(9,213) or approximately $(0.0046) per share, based upon 2,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after October 31, 2023. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Percent of Offering Completed	25%	50%	75%	100%
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.02	$0.02	$0.02	$0.02
Shares after offering	3,500,000	5,000,000	6,500,000	8,000,000
Book value before distribution per share	$(0.0046)	$(0.0046)	$(0.0046)	(0.0046)
Increase in book value per share	0.0063	0.0118	0.0147	0.0166
Book value after distribution per share	$0.0017	$0.0072	$0.0101	$0.0120
Dilution to purchasers	$0.0183	$0.0128	$0.0099	$0.0080
Dilution as percentage	91.75%	64.22%	49.40%	40.14%
% ownership of old shareholders	57.14%	40.00%	30.77%	25.00%
% ownership of new shareholders	42.86%	60.00%	69.23%	75.00%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	2,000,000	25%	$200
Investors in this Offering	$0.02	6,000,000	75%	$120,000

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PLAN OF DISTRIBUTION

Offering will be sold by our officers and directors

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our Mr. Arnold and Mr. Ulloa Bonilla to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares they sell.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Frederick Sidney Reinhard Arnold and Rafael Angel Ulloa Bonilla, our officers and directors, will sell the shares on behalf of the Company and intends to offer them to friends, family members and business associates. In offering the securities on our behalf, Mr. Arnold and Mr. Ulloa Bonilla will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Arnold and Mr. Ulloa Bonilla will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.	Our officers and our directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they

(A)  primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B) are not brokers or dealers, or been associated persons of a broker or dealer, within the preceding twelve months; and

(C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

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TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (the “Expiration Date”), unless extended by our Board of Directors for an additional 90 days.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

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MARKET INFORMATION

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks or wires for subscriptions should be made payable to Naploy Corp.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

On the date hereof, there were 2,000,000 shares of common stock issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operation.

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PREEMPTIVE RIGHTS

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

STOCK OPTIONS GRANTS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Haddan & Zepfel LLP has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Mainor Audit ja Partnerid OÜ to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

On October 27, 2023 the Company has engaged the new auditor’s firm- BFBorgers CPA PC.

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DESCRIPTION OF OUR BUSINESS

Naploy Corp. was incorporated in the State of Wyoming and established on April 6, 2023. The Company has no revenue and has incurred losses since inception. Our primary focus is on launching a news blog that provides the latest updates on health-related topics, including but not limited to medical breakthroughs, healthy lifestyle tips, and updates on healthcare policies. We have developed a full business plan.

Currently, we have no employees, only our officers and Directors - Mr. Frederick Sidney Reinhard Arnold and Mr. Rafael Angel Ulloa Bonilla. Our executive and business office is located at 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria, and our telephone number is +13072133163.

The COVID-19 pandemic has had a significant impact on the healthcare industry and has led to changes in the way healthcare services are delivered, including through mobile applications that offer online information help services for finding medical institutions. Here are some ways the pandemic has affected these types of apps:

Increased demand: The pandemic has increased the demand for healthcare services, and many people have turned to mobile apps to find information about medical institutions and services.

Safety concerns: Many people are hesitant to visit medical institutions in person due to safety concerns, and mobile apps that offer information about medical institutions and their safety protocols can help alleviate these concerns.

We are a development stage company and currently have no revenues or significant assets and we have incurred losses since its inception. As of July 31, 2023, our total assets were $45,520 ($46,887 as of October 31, 2023) and our total current liabilities were $51,700 ($56,100 as of October 31, 2023).

Our Naploy App is your go-to source for the latest health news and updates. Naploy App offers an article library- News Blog that deals with the most common health topics. Our health blog covers diverse health related concerns such as nutrition and diet, fitness, weight control, diseases, disease management, societal trends affecting health, analysis about health, business of health and health research. The app is available for both Android and iOS mobile operating systems and provides you with quick access to a vast healthcare and medical database. With the " Naploy App," you can stay informed about the latest health news anytime, anywhere. We are dedicated to bringing you high-quality health information and keeping you up-to-date on the latest developments in the world of healthcare.

One of our main App features is Symptom Diagnostic. Symptom Diagnostic is an advanced tool that uses high-grade AI technology to provide diagnoses. Currently, our AI technology is already working, but during the lifetime of the APP it should be refined and improved. To begin, you will have to enter your age and gender, after which you can select or type in your symptoms, intensity and duration. This step is then followed up by some more questions to determine which symptom is bothering you the most and if you are on meds and/or have had any conditions in the past. Thereafter, it will give you a list of possible conditions (about 5, starting with the most likely) which you can then click on and find more details about the disease.

Symptom Diagnostics are an innovative addition to digital health. This tool does not provide medical advice It is intended for informational purposes only. Nevertheless, these services should not be considered as definite diagnostic tools but rather as a guide to point the user towards possible conditions relating to their symptoms. Consulting an actual physician will help you have a more accurate diagnosis and subsequent treatment.

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For Naploy App and Symptom Diagnostic feature do not require regulatory approval in the United States, Nigeria or elsewhere because they provide information rather than direct medical advice. For the health app, despite providing useful functionalities, users are strongly encouraged to seek professional medical advice, especially when experiencing severe symptoms. The app's features are intended for informational purposes only and must not replace the guidance of a medical professional in cases of severe symptoms or critical health concerns.

Our “Naploy App” includes a convenient Clinic Search feature that allows clients to contact us and send a request for searching the clinics and proper medical services that suit their needs for a fee. Through this feature, clients can request information about the type of treatment they need, as well as leave their phone number and email. Our team will then contact the client to clarify all the necessary details about their diagnosis and treatment needs. Our expert managers will then provide information about the best medical institutions for the client, including details about the location, clinic licenses, doctors, we will monitor all the reviews and feedbacks and check all the doctors for their professional qualifications. Our clients can expect top-notch customer service, as our managers will communicate with them through phone, email, and messengers according to their preferences. We are dedicated to providing the professional services in searching the best medical institutions, making for the right medical care for our clients. We will make this process much easier and comfortable for clients from our professional website.

In addition, we also offer paid contextual advertising services for medical institutions on our Naploy app's news blog:

–Banner ads

Our banner advertising will consist of static or animated images or media and would be placed in high-visibility areas. Banner advertising is attractive because it can help create medical institutions awareness and generate leads.

–Pop up

Another effective form of our advertising services. Unlike banner ads, the pop-up will appear in the center of the screen, drawing the attention of customers.

By utilizing our advertising services, medical institutions can increase their online presence and reach a wider audience. Our goal is to provide a comprehensive platform for both health news and healthcare advertising, and we believe that this additional feature will be a valuable asset for both our users and medical institutions.

We are offering our services to the clients in Nigeria and then we are going to spread our services in other African countries.

We have purchased the mobile application and website for iOS and Android platforms for total consideration of US $45,000.

The payment is made in several stages:

•	the first payment of $10,000 is paid within 20-30 days after the conclusion of this Agreement;
•	the second payment of $15000 is paid after the demonstration of the ready version of the application and the website (within 30-40 days after the conclusion of this Agreement);
•	the third payment of $10,000 is paid within 20-30 days after the official release of the application on Google play and Apple services;
•	the last payment of $10,000 is paid within 20-30 days after bug fixes of the fully functional application and the website and eliminating all technical issues.

We have signed the Mobile Application and Website Purchase Agreement with Mario Jimenez Martinez – the Developer, who is a specialist in mobile and web development with extensive experience. The Mobile Application and Website Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement.

The links for the “Naploy” application:

In Google Play - https://play.google.com/store/apps/details?id=naploy.app&hl=uk&gl=US

In App Store - https://apps.apple.com/us/app/naploy/id6451121811

Our website address is https://naploy.com/#/app

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Here are some of the technologies that we intend successfully to implement in our mobile application:

- Improvement of the AI technology

- Map View

- Reviews

- Booking Services

- Notifications

- Marketing Opportunities

- Body map symptom checker

- Personal health tracker

- Medicine reminder

- Language translation

Phase 1: Improvement of the AI technology (Months 1-6)

The first phase of development focuses on refining our AI-powered Symptom Diagnostic feature. Within the initial six months, our primary objective is to improve the accuracy and depth of diagnostic capabilities.

Phase 2: Basic Feature Implementation (Months 1-12)

From the 1st month till 12th, we plan to integrate essential features such as the Map View, Reviews, and Booking Services. These features will provide users with an initial level of functionality, facilitating their engagement with medical institutions and content within the app.

Phase 3: Advanced Feature Implementation (Months 6-18)

The following six to eighteen months will be dedicated to more advanced feature implementations. This includes Notifications, Marketing Opportunities, Body Map Symptom Checker, and Language Translation capabilities. These additions aim to significantly enhance the user experience and app functionality.

Phase 4: Completion and Testing (Months 12-18)

The following twelve to eighteen months, the focus will be on finalizing the integration of the Personal Health Tracker, Medicine Reminder, and conducting comprehensive testing for the entire app. This phase ensures the stability, usability, and reliability of all features.

Our “Naploy App” is regularly updated with articles written by healthcare professionals and industry experts, ensuring that our clients have access to high-quality and reliable health information. The content provided on our app is primarily sourced from reputable open channels, ensuring credibility and accuracy. In addition to open sources, we curate content from trusted platforms such as https://medicalxpress.com/. It's pertinent to highlight that we do not engage in content licensing agreements as we are utilizing the information from reliable open sources and ensure that our users receive high-quality, updated, and relevant health information through the Naploy app. We believe that our app will not only keep our clients informed but also empower them to take control of their health and make informed decisions about their wellbeing. All our features make our mobile application a comprehensive resource for clients seeking reliable and relevant health information. We intend continuously make improvements, maintenances and expand of our application as well as develop complementary products and services for our consumers. In addition, within two-three years after the success of the Nigerian market, we intend to popularize the application to other African countries, starting with neighboring Benin, Chad, Cameroon and Niger. Furthermore, potential target countries for expansion could encompass regions such as Kenya, South Africa, and Ethiopia. The company intends to evaluate the market readiness and demand within these countries and strategically expand its services to cater to these regions, ensuring the compatibility of the online health platform with the local healthcare landscapes and technological infrastructure.

OUR MOBILE APPLICATION AND THE PROCESS

Currently, we have a mobile application for Android and iOS platforms known as “Naploy App”. Links for the application: - https://play.google.com/store/apps/details?id=naploy.app&hl=uk&gl=US and https://apps.apple.com/us/app/naploy/id6451121811. Our application is completely operational and ready for use, enabling customers to access and acquire our company's services. However, we plan to further develop and expand the application's functionality by integrating new and beneficial features and systems that will enhance the experience for our potential customers.

The Naploy app was officially launched on the Apple Store and Play Store on July 24, 2023. To date, we have more than 10 active users. We don't have any clients for advertising yet.

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The main functionality features and opportunities of currently application with the app and website content are:

News Blog:

–	After entering the app, the person can access our News blog, which covers diverse health-related concerns such as nutrition and diet, fitness, weight control, diseases, disease management, societal trends affecting health, analysis about health, business of health, and health research. Now this feature is already implemented in our app and the website, with the content provided from reputable open channels, ensuring credibility and accuracy. In addition to open sources, we curate content from trusted platforms such as https://medicalxpress.com/.

Symptom Diagnostic:

–	The person can use our advanced Symptom Diagnostic tool, which uses high-grade AI technology to provide diagnoses.
–	They have to enter their age and gender, select or type in their symptoms, intensity and duration, and answer some follow-up questions about their medical history and current condition.
–	Based on the information provided, Symptom Diagnostic will give them a list of possible conditions (about 5, starting with the most likely), which they can click on to find more details about the disease.

This feature is fully functional in our app and the website but users are strongly encouraged to seek professional medical advice, especially when experiencing severe symptoms. The app's features are intended for informational purposes only and must not replace the guidance of a medical professional in cases of severe symptoms or critical health concerns.

Clinic Search:

–	Contact us: The client sends a request to our team through the Clinic Search feature on our "Naploy App" stating the type of treatment they need and leaves their name, phone number, email and location.
–	Clarification: Our team contacts the client to clarify all the necessary details about their diagnosis and treatment needs.
–	Search: Our expert managers search for the best medical institutions that suit the client's needs, including details about the location, clinic licenses, doctors, and ratings of medical institutions for a fee.
–	Quality Check: We monitor all the reviews and feedback and check all the doctors for their professional qualifications to ensure that we only recommend the best medical institutions.
–	Communication: Our managers communicate with clients through phone, email, and messengers according to their preferences to provide top-notch customer service.
–	Recommendations: Our managers provide information about the top 5 medical institutions that suit the client's needs and preferences.
–	Follow-up: We follow up with clients to ensure that they are satisfied with the recommended medical institution and if any further assistance is needed.
–	Convenience: We ensure that the whole process is comfortable and easy for clients through our professional website and mobile application.

To date our directors interact with our potential customers, but we don't have any clients for our clinic search services yet. We are going to hire freelance managers once we have our first client and establish our initial client base. We intend to engage with these managers by formalizing freelance agreements.

Here are some of the technologies that we intend successfully to implement in our mobile application (during 1-18 months):

–	Improvement of the implemented AI technology: The app will provide Implemented AI technology that is in the process of being fully implemented, revision and will undergo continuous refinement and improvement to ensure the highest level of performance.
–	Map View: The app will provide a map view that enables clients to view medical institutions on a map and get directions to the chosen location.
–	Reviews: The app will provide a review section where clients can read reviews of medical institutions left by other users and leave their own reviews.
–	Booking Services: The app will provide booking services, allowing clients to book appointments with medical professionals or reserve hospital rooms.
–	Notifications: The app will send notifications to clients regarding new medical institutions added to the database or promotions and deals available at certain institutions.
–	Marketing Opportunities: The app will offer marketing opportunities for medical institutions, including sponsored listings and targeted advertising.
–	Body map symptom checker: This functionality allows users to select the specific area of their body where they are experiencing symptoms and then select the symptoms, they are experiencing from a list of options associated with that area.
–	Personal health tracker: This feature can help users track their personal health by allowing them to input their health data such as blood pressure, blood sugar, and weight, and keep track of their progress over time. Users can set health goals, receive notifications, and view progress reports.
–	Medicine reminder: The app can also feature a medicine reminder that helps users keep track of their medication schedules. Users can set reminders for when to take their medications and the app will send notifications accordingly.
–	Language translation: The app can also integrate a language translation feature that allows users to translate medical terms, instructions, and prescriptions into their preferred language.

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REVENUE

Advertising: The app can feature advertisements from medical institutions, pharmaceutical companies, or other related businesses. The fee for in-app ads can vary based on the size and placement of the ad.

We offer such paid contextual advertising services:

– Banner ads

Our banner advertising will consist of static or animated images or media and would be placed in high-visibility areas. Banner advertising is attractive because it can help create medical institutions awareness and generate leads.

– Pop up

Another effective form of our advertising services. Unlike banner ads, the pop-up will appear in the center of the screen, drawing the attention of customers.

Clinic Search: Clients will be charged a fee for using our Clinic Search feature to find the best medical institutions that suit their needs. The fee will vary depending on the complexity of the search and the level of support required from our team.

In future the additional source of revenue could be through other services:

Subscription Model: We will offer a subscription model for clients who need ongoing support from our team in finding medical institutions for their specific needs. The subscription fee will provide access to our team's expertise and support.

Referral fees: The app can earn referral fees from medical institutions for each new patient that the app directs to them. This could include fees for booking appointments or fees for any services provided by the medical institution. The prices for referral fees can vary depending on the type of service provided and the level of commission offered.

As of the current date, Naploy Corp. does not have any material contracts or letters of intent with medical institutions for referral arrangements. The revenue model relies on potential future collaborations with medical institutions, and we will ensure that any such agreements comply with regulatory requirements.

It's important to note that, at present, there are no regulatory implications to address as we have not yet engaged in formal agreements with medical institutions for referral fees. Any future collaborations will be approached with careful consideration of regulatory compliance to ensure transparency and adherence to applicable standards.

Data analytics: The app can collect and analyze user data to provide insights to healthcare providers and researchers. This could include anonymized data on user demographics, medical conditions, and treatment outcomes. The app can charge fees to healthcare providers and researchers for access to this data. The prices for data analytics can vary depending on the level of access and the type of data provided.

✓	Prices for Services:

Advertising: $0.50-$1.00 per click or monthly advertising $150-$1,000

Clinic Search: Starting at $50-$500 per search, prices will vary based on the complexity of the search and level of support required.

✓	Prices for Services in future:

Subscription Model: Starting from $70 per month, prices will vary based on the level of support required.

Referral fees: 5%-15% of the total cost of service

Data analytics: $200-$2,000 per report, depending on the level of detail and analysis provided.

The "Prices for Services" and "Prices for Services in the future" are based on estimated ranges derived from market research, industry benchmarks, and an assessment of the value provided by our services. These figures are not static and may be subject to change based on various factors, including market conditions, service enhancements, and feedback from clients.

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MARKET OVERVIEW

The demand for online health platforms is increasing day by day. According to recent research of National Institutes of Health, more than 70% of patients search for medical information online before consulting a doctor. With the growth of the healthcare industry, the market for healthcare apps is expanding rapidly. Due to Zion Market Research, the global healthcare mobile app market is expected to reach $111.1 billion by 2025, with a CAGR of 38.7% from 2020 to 2025.

Moreover, the COVID-19 pandemic has further accelerated the demand for online healthcare services. The growing adoption of smartphones, rising healthcare costs, and increasing awareness about health are also driving the market growth.

The healthcare landscape within Africa is undergoing a substantial transformation, with online health platforms playing a pivotal role in addressing the populace's healthcare needs. Africa has witnessed a remarkable increase in smartphone penetration, empowering individuals to access health information, healthcare services, and wellness-related content through mobile applications. We intend to target the healthcare and wellness-related content services categories for our mobile app.

Our App will provide users with the latest medical news and information to help them make informed decisions about their health. Our team of healthcare experts will work to ensure that the platform is up-to-date and provides users with accurate and reliable information. By offering a comprehensive online health platform, we aim to improve the overall health and well-being of our users while providing a valuable service to the healthcare industry.

COMPETITION

The health app market is highly competitive, with many established players and new entrants vying for a share of the market. Some of the major competitors in the field of health apps include Zocdoc, Healthgrades, and WebMD.

In addition to these major players, there are many other health apps on the market that offer a variety of features. As the demand for health-related apps continues to grow, the competition in this space is likely to remain fierce.

Through our marketing strategy and continuous development of new features, we believe that our mobile app can succeed in the health market.

MARKETING

Marketing and sales strategy are crucial components for the success of any business, including mobile applications. In order to ensure the success of our online health platform, we plan to implement a multi-faceted marketing and sales strategy.

– Digital Marketing:

We will use various digital marketing techniques to reach our target audience, including search engine optimization (SEO), pay-per-click (PPC) advertising, social media marketing, and email marketing. We will use relevant keywords and phrases to optimize our app's visibility on search engines and social media platforms. We will also use targeted email marketing campaigns to promote our app to potential users.

– Content Marketing:

We will develop a content marketing strategy that focuses on creating valuable and informative content related to healthcare, medical institutions, and related topics. This content will be published on our website and social media platforms, and shared with relevant online communities and groups.

– Influencer Marketing:

We will work with healthcare influencers and bloggers to promote our app and reach a wider audience. We will collaborate with influencers to develop content related to our app and its features and encourage them to share their experiences with our app with their followers.

– Partnering with Medical Institutions:

We will partner in future with medical institutions such as hospitals, clinics, and healthcare centers to promote our app to their patients.

– To invite new clients via word-of-mouth referrals.

– To place outdoor display advertisements in public transportation terminals and residential complexes in selected cities.

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We are going to spend some part of proceeds on the development of our website and mobile application and extension of functionality in order to attract more potential customers and to make our services more desirable.

EMPLOYEES

We are a development stage company and currently have no employees, other than our officers, Mr. Arnold and Mr. Ulloa Bonilla.

OFFICES

Our corporate headquarters is located at 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria and our phone number is +13072133163. Further, this space has been provided by our executives Mr. Frederick Sidney Reinhard Arnold and Mr. Rafael Angel Ulloa Bonilla free of cost. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

PATENTS AND TRADEMARK

Currently, we do not own, either legally or beneficially, any patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

We will be the subject to applicable laws and regulations that relate directly or indirectly to our operations including United States and Nigeria securities laws. These laws, regulations, and standards govern issues such as worker classification, labor and employment, anti-discrimination, payments, worker confidentiality obligations, product liability, environmental protection, personal injury, text messaging, subscription services, intellectual property, consumer protection and warnings, marketing, taxation, privacy, data security, competition, unionizing and collective action, arbitration agreements and class action waiver provisions, terms of service, mobile application and website accessibility, money transmittal, and background checks. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our services in Nigeria and to operation of any facility in any jurisdiction which we would conduct activities.

The healthcare industry in USA are regulated at both the state and federal levels. Our ability to operate profitably will depend in part upon our ability to maintain all necessary licenses if required and to operate in compliance with applicable laws and rules. Those laws and rules continue to evolve. As the applicable laws and rules change, we are likely to make conforming modifications in our business processes from time to time.

Operating in Nigeria involves navigating a distinct regulatory landscape. The National Health Act, Companies and Allied Matters Act (CAMA), and the Nigerian Data Protection Regulation (NDPR) are pivotal legal frameworks shaping our healthcare and technology-related services. Ensuring compliance with these laws underscores our commitment to local regulations, covering areas such as healthcare service delivery, corporate governance, and data protection.

We believe that government regulation will have no material impact on the way we conduct our business.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Naploy Corp. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1, 07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1,07 billion;

•	The first fiscal year after the fifth anniversary of its IPO;

•	The date on which the company has issued more than $1,07 billion in non-convertible debt during the previous three-year period; and

•	The first fiscal year in which the company has a public float of at least $700 million.

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Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

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DESCRIPTION OF PROPERTY

Our business office is located at 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company. Further, this space has been provided by our executives Mr. Frederick Sidney Reinhard Arnold and Mr. Rafael Angel Ulloa Bonilla for free.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. We intend to apply to the OTC Markets to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC Markets.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

•	toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

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ELECTION UNDER SECTION 107(b) OF THE JOBS

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. In case we need additional financing, our Mr. Ulloa Bonilla agreed to loan us funds to implement our business plan. Loan agreement is filled as an Exhibit 10.1 to this Registration Statement. This Agreement is governed by the laws of the State of Wyoming.

RESULTS OF OPERATIONS

We have not generated any revenue since inception on April 6, 2023 to date of this prospectus.

Total expenses for the period from April 6, 2023 (inception) to July 31, 2023, were $6,380, which were comprised of $375 in depreciation expense; $105 in general and administrative fees of the Company; and $5,900 in professional fees.

Total expenses for the three months ended October 31, 2023 and 2022, were $3,033 and $0, respectively, which were comprised of depreciation expense ($2,250 as of October 31, 2023 and $0 as of October 31, 2022); general and administrative fees of the Company ($33 as of October 31, 2023 and $0 as of October 31, 2022); and professional fees ($750 as of October 31, 2023 and $0 as of October 31, 2022).

The Company recorded a net loss of $6,380 for the period from April 6, 2023 (inception) to July 31, 2023.

The Company recorded a net loss of $3,033 and $0 for the three months ended October 31, 2023 and 2022, respectively.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan and our business operations. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

30

PLAN OF OPERATION

We anticipate achieving the following business milestones in the 12 months after the completion is as follows:

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
Being a reporting public company	$15,000	$15,000	$15,000	$15,000
Mobile application and AI technology maintaining and improvement	$4,000	$15,000	$20,000	$25,000
Marketing and advertising	$9,000	$26,000	$47,000	$68,000
General working capital	$1,000	$2,000	$4,000	$6,000
Computer equipment	$1,000	$2,000	$4,000	$6,000
Total	$30,000	$60,000	$90,000	$120,000

Mobile application and AI technology maintaining. Estimated Cost $4,000 – 25,000.

The following are the steps we can take to maintain the mobile application and AI technology:

Monitoring and Updating: We must monitor the mobile app and AI technology continuously to detect any issues and bugs that could negatively impact performance. Regular updates should be implemented to improve the functionality and user experience.

User Feedback: We should encourage users to provide feedback about the mobile application and AI technology. We can collect feedback through surveys, app store reviews, and social media platforms. The feedback received will help us identify areas that need improvement.

Bug Fixes: Any bugs that are detected must be addressed promptly. We must prioritize fixing any issues that affect the user experience, such as crashes or slow loading times.

Security Maintenance: Security maintenance must be a top priority when it comes to maintaining our mobile app and AI technology. We must implement regular security updates to protect user data and ensure that the mobile application and AI technology are not vulnerable to hacking attempts.

Performance Optimization: We must optimize the performance of the mobile app and AI technology to ensure that it runs smoothly and efficiently. This can include optimizing loading times, reducing the size of the app, and reducing battery usage.

Continuous Improvement: Finally, we must continuously improve the mobile app and AI technology. This includes adding new features, updating the user interface, and improving the accuracy of the AI technology. We expect this process to take approximately 6 months.

By following these steps, we can maintain our mobile application and AI technology to ensure optimal performance, user satisfaction, and continued success in the market.

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Marketing and advertising. Estimated Cost $9,000-68,000.

Our plan of operation includes the following strategies:

–	Digital Marketing:

We will use various digital marketing techniques to reach our target audience, including search engine optimization (SEO), pay-per-click (PPC) advertising, social media marketing, and email marketing. We will use relevant keywords and phrases to optimize our app's visibility on search engines and social media platforms. We will also use targeted email marketing campaigns to promote our app to potential users.

–	Content Marketing:

We will develop a content marketing strategy that focuses on creating valuable and informative content related to healthcare, medical institutions, and related topics. This content will be published on our website and social media platforms, and shared with relevant online communities and groups.

–	Influencer Marketing:

We will work with healthcare influencers and bloggers to promote our app and reach a wider audience. We will collaborate with influencers to develop content related to our app and its features and encourage them to share their experiences with our app with their followers.

–	Partnering with Medical Institutions:

We will partner in future with medical institutions such as hospitals, clinics, and healthcare centers to promote our app to their patients.

–	To invite new clients via word-of-mouth referrals.

–	To place outdoor display advertisements in public transportation terminals and residential complexes in selected cities.

By implementing a multi-faceted marketing and sales strategy, we are confident that we can establish our presence in the market and attract a loyal user base. We expect this process to take approximately 6-9 months.

Computer equipment. Estimated Cost $1,000-6,000.

Our plan of operation for computer equipment includes obtaining the basic equipment necessary to run our business, such as a computer or laptop, an MFU for printing and scanning, a mobile smartphone, a landline phone, and a Wi-Fi router with internet connectivity. As our business grows and we acquire more clients, we may need to rent or purchase a server to store our service data and host our services.

We will also continuously assess our equipment needs and upgrade our technology as necessary to ensure efficient and effective operation of our business. We expect this process to take approximately 6-9 months.

32

LIQUIDITY AND CAPITAL RESOURCES

As of July 31, 2023, our total assets were $45,520 consisting of cash of $895 and intangible assets of $44,625. As of July 31, 2023, our current liabilities were $51,700 consisting of accounts payable of $25,700 and related party advances of $26,000. As of July 31, 2023, accounts payable included debt for the purchase of the mobile application and website in the amount of $20,000 and was fully paid in August and September 2023.

As of October 31, 2023, our total assets were $46,887 consisting of cash of $4,512 and intangible assets of $42,375. As of October 31, 2023, our current liabilities were $56,100 consisting of related party advances.

Cash Flows from Operating Activities

For the period from April 6, 2023 (inception) to July 31, 2023, net cash flows used in operating activities was $(305).

For the three months ended October 31, 2023, net cash flows used in operating activities was $(6,483).

Cash Flows from Investing Activities

For the period from April 6, 2023 (inception) to July 31, 2023, net cash flows provided by investing activities was $(25,000)

For the three months ended October 31, 2023, net cash flows provided by investing activities was $(20,000)

Cash Flows from Financing Activities

For the period from April 6, 2023 (inception) to July 31, 2023, net cash flows provided by financing activities was $26,200.

For the three months ended October 31, 2023, net cash flows provided by financing activities was $30,100.

Since inception, we have sold 2,000,000 shares of our common stock to our officer and director Frederick Sidney Reinhard Arnold at a price of $0.0001 per share, for aggregate proceeds of $200.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $15,000.

We cannot guarantee that we will be able to sell all the shares offered herein. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this Prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our directors or others.

As of the date of this registration statement, the current funds available to us are not sufficient to implement our business plan until we raise funds from this offering. In case we need additional financing, our Mr. Ulloa Bonilla agreed to loan us funds to implement our business plan. Loan agreement is filled as an Exhibit 10.1 to this Registration Statement. This Agreement is governed by the laws of the State of Wyoming. Management believes if we do not raise sufficient funds in this Offering to cover the costs of implementing our business plan, as well as the costs associated with being a reporting company, we will have to cease all such efforts. As such, your investment may be lost in its entirety. See “Risk Factors.”

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

33

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering and also the funds from our directors.

Management believes that the net proceeds, assuming a minimum of $30,000 are raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to implement our initial plan of operations in the 12 months period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations as a result, investors would lose all of their investment.

CHANGES AND DISAGREEMENT WITH ACCOUNTANTS

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended July 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended July 31, 2023.

During the fiscal years ended July 31, 2023 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

34

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

 Our executive officers and directors, their names, age, and positions as of the date of this prospectus are as follows:

Name and Address	Age	Position(s)
Frederick Sidney Reinhard Arnold	37	President,
95 Lias Estate Kafe district Abuja,		Chief Financial Officer,
FCT 900108		Chief Executive Officer,
Nigeria		Director

Name and Address	Age	Position(s)
Rafael Angel Ulloa Bonilla	73	Director
95 Lias Estate Kafe district Abuja,
FCT 900108
Nigeria

Frederick Sidney Reinhard Arnold and Rafael Angel Ulloa Bonilla have been holding the above stated positions since the inception of the Company and the appointment on May 22, 2023, respectively. They are expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Frederick Sidney Reinhard Arnold and Mr. Rafael Angel Ulloa Bonilla are currently the Officers/Directors and control persons of Naploy Corp.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

Frederick Sidney Reinhard Arnold, Age 37

Mr. Frederick Sidney Reinhard Arnold has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on April 6, 2023.

Frederick Sidney Reinhard Arnold, age 37, is entrepreneur and investor. He has been self-employed for the past 5 years, managing several successful businesses in various industries, including technology sector. He is known for his innovative thinking, strategic planning, and exceptional leadership skills. Mr. Arnold has experience of supervising startup projects, participating in business planning courses, and demonstrating a strong commitment to excellence. His entrepreneurial journey reflects a deep understanding of business dynamics, having effectively navigated the intricacies of launching and growing new ventures. With his drive and determination, he has propelled the businesses to great success, and he is now ready to bring his expertise to the Company as its President, Chief Executive Officer, Secretary, Treasurer, and Director.

Rafael Angel Ulloa Bonilla, Age 73

Mr. Rafael Angel Ulloa Bonilla has served as the Company’s Director since his appointment on May 22, 2023.

Rafael Angel Ulloa Bonilla, age 73, has a degree in accounting and finance, attended pre-medical school and has medical degree, showcasing a unique blend of financial acumen and medical insight. He has been working in administrative department of a hospital for a long time, for the past 5 years has worked independently, overseeing multiple thriving ventures across diverse industries. Mr. Ulloa Bonilla has a private office where he provides traditional medical advice services. Committed to holistic well-being, he has attended various medical trainings to enhance his knowledge and offer valuable insights to those seeking alternative healthcare solutions. In addition, he was a part of a group collecting the information for a book on various treatments, from traditional to modern medicine. His reputation is built on his wide experience, ability to think creatively, devise strategic plans, and exhibit outstanding leadership qualities. Through his unwavering dedication and perseverance, he has steered these enterprises towards remarkable achievements. Now, he aims to utilize his extensive expertise as the Director of the Company.

There are no any parent, subsidiary or other affiliates of the Company especially in which any of the directors could have previous occupation.

All the prior track records of the directors experience is not indicative of future success and investors should not rely on previous performance.

35

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Since inception, we have not paid any compensation to our officers or directors. The tables below summarize all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 6, 2023 to July 31, 2023 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Frederick Sidney Reinhard Arnold, President, CEO, CFO	2023	0	0	0	0	0	0	0	0

Rafael Angel Ulloa Bonilla, Director	2023	0	0	0	0	0	0	0	0

36

OUTSTANDING EQUITY AWARDS AT JULY 31, 2023

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested
Frederick Sidney Reinhard Arnold	0	0	0	0	0	0	0	0	0

Rafael Angel Ulloa Bonilla	0	0	0	0	0	0	0	0	0

OFFICERS COMPENSATION

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Frederick Sidney Reinhard Arnold	0	0	0	0	0	0	0

Rafael Angel Ulloa Bonilla	0	0	0	0	0	0	0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officers named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

37

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no any pending or anticipated arrangements that may cause a change in control. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Director’s Percentage	If % of the offering is sold

Common Stock	Frederick Sidney Reinhard Arnold 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria	2,000,000 shares of common stock	25%	100%
Common Stock	Frederick Sidney Reinhard Arnold 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria	2,000,000 shares of common stock	30.8%	75%
Common Stock	Frederick Sidney Reinhard Arnold 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria	2,000,000 shares of common stock	40%	50%
Common Stock	Frederick Sidney Reinhard Arnold 95 Lias Estate Kafe district Abuja, FCT 900108 Nigeria	2,000,000 shares of common stock	57.1%	25%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 31, 2023.   As of July 31, 2023, there were 2,000,000 shares of our common stock issued and outstanding.

38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of April 7, 2023, we have issued 2,000,000 shares of company common stock valued at 0.0001 per share to Frederick Sidney Reinhard Arnold in the capacity of Director of the Company in consideration of $200 to pay company expenses and keep on top of the business development.

As of July 31, 2023, the Company had a loan outstanding with a related party: Mr. Rafael Angel Ulloa Bonilla, our Director, who has given us a loan in the amount of $26,000. The loan is non-interest bearing, due upon demand and unsecured. No principal of this loan has been repaid yet. Loan agreement is filled as an Exhibit 10.1 to this Registration Statement. This Agreement is governed by the laws of the State of Wyoming.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify a director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to July 31, 2023 can be found on page F-1.

39

NAPLOY CORP.

CONDENSED FINANCIAL STATEMENT (AUDITED)

FOR THE YEAR ENDED JULY 31, 2023

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of Naploy Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Naploy Corp. (the Company) as of July 31, 2023, and the related statements of operations, stockholders’ equity, and cash flows for the period ended July 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2023, and the results of its operations and its cash flows for the period ended July 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a loss from operations of US$6,380 and has a net capital deficiency of US$6,180 that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The Critical Audit Matter is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates. We determined that there are no critical audit matters.

/s/ MAINOR AUDIT JA PARTNERID OÜ

We have served as the Company’s auditor since 2023.

MAINOR AUDIT JA PARTNERID OÜ.

Kadaka pst 85a, Tallinn, Harju maakond 10922

PCAOB ID Number 2333

/s/ MAINOR AUDIT JA PARTNERID OÜ.

Tallinn, Estonia

September 28, 2023

F-2

NAPLOY CORP.

BALANCE SHEET

From April 6, 2023 (Inception) to July 31, 2023
ASSETS

Cash	$895
Total Current Assets	895

Intangible Assets, Net	44,625
Total Assets	$45,520

LIABILITIES

Accounts Payable – Related Party	$26,000
Accounts Payable	25,700
Total Current Liabilities	51,700

Common stock, $0.0001 par value, 75,000,000 shares authorized;
2,000,000 shares issued and outstanding	200
Accumulated deficit	(6,380)
Total Stockholders’ Equity	(6,180)

Total Liabilities and Stockholders’ Equity	$45,520

The accompanying notes are an integral part of these financial statements.

F-3

NAPLOY CORP.

STATEMENT OF OPERATIONS

From April 6, 2023 (Inception) to July 31, 2023

REVENUES	$–

OPERATING EXPENSES
Depreciation Expense	375
General and Administrative Expenses	105
Professional Fees	5,900
TOTAL OPERATING EXPENSES	(6,380)

NET INCOME (LOSS) FROM OPERATIONS	(6,380)

PROVISION FOR INCOME TAXES	–

NET INCOME (LOSS)	$(6,380)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

The accompanying notes are an integral part of these financial statements.

F-4

NAPLOY CORP.

STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Amount	Capital	Stage	Equity

Inception, April 6, 2023	–	$–	$–	$–	$–

Shares issued for cash at $0.0001 per share on April 6, 2023	2,000,000	200	–	–	200

Net loss for the year ended July 31, 2023	–	–	–	(6,380)	(6,380)

Balance, July 31, 2023	2,000,000	$200	$–	$(6,380)	$(6,180)

The accompanying notes are an integral part of these financial statements.

F-5

NAPLOY CORP.

STATEMENT OF CASH FLOWS

From April 6, 2023 (Inception) to July 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(6,380)
Depreciation Expense	375
Accounts Payable	5,700
CASH FLOWS USED IN OPERATING ACTIVITIES	(305)

CASH FLOWS FROM INVESTING ACTIVITIES
Mobile Application and Website Acquisition	(25,000)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	$(25,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Sale of Common Stock	200
Accounts Payable -Related Party Loans	26,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$26,200

Net increase in cash and equivalents	895
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	895

Supplemental cash flow information:

Non-cash investing and financing activity:
Mobile Application and Website Acquisition	$20,000

Cash paid for:
Interest	$–
Taxes	$–

The accompanying notes are an integral part of these financial statements.

F-6

NAPLOY CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

SINCE INCEPTION ON APRIL 6, 2023 TO JULY 31, 2023

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Naploy Corp. (referred as the “Company”, “we”, “our”) was incorporated in the State of Wyoming and established on April 6, 2023. Our primary focus is on launching a news blog that provides the latest updates on health-related topics, including but not limited to medical breakthroughs, healthy lifestyle tips, and updates on healthcare policies.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $6,380 at July 31, 2023, a net loss of $6,380 since inception to July 31, 2023. The Company has accounts payable on a balance sheet of $25,700 at July 31, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is July 31.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since Inception has been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. Our cash is held in a Wise electronic money account.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management follows ASC 830, “Foreign Currency Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the Statement of Operations. Naploy Corp. has no subsidiaries located outside the United States.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of July 31, 2023, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-8

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, which requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life.

As of July 31, 2023, the Company acquired mobile application and website for $45,000, which is being amortized over a five-year life. The accumulated amortization was $375 as of July 31, 2023.

Totally there were $25,000 paid for the purchase of the mobile application as of July 31, 2023. As of July 31, 2023, the debt for the purchase of the mobile application and website was $20,000. The Company paid the remainder of the payment in two installments: $10,000 was paid on August 17, 2023 and $10,000 was paid on September 14, 2023.

Note 5 – LOAN FROM RELATED PARTY

As of July 31, 2023, the Company had a loan outstanding with a related party: Mr. Rafael Angel Ulloa Bonilla, our Director, who has given us a loan in the amount of $26,000 for the Company’s working capital purposes. Rafael Angel Ulloa Bonilla loaned to the Company $1,000 on June 30, 2023, $10,000 on July 11, 2023 and $15,000 on July 25, 2023. The amount is outstanding and payable upon request.

Note 6 – COMMON STOCK

On April 6, 2023, the Company issued 2,000,000 shares of common stock to the director, Frederick Sidney Reinhard Arnold, at in consideration of $200 at $0.0001 per share to pay partial Incorporation fees expenses.

As of July 31, 2023, the Company had 2,000,000 shares issued and outstanding.

Note 7 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

F-9

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended as follows:

July 31, 2023

Tax benefit (expenses) at U.S. statutory rate	$(1,340)
Change in valuation allowance	1,340
Tax benefit (expenses), net	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

July 31, 2023

Net operating loss	$1,340
Valuation allowance	(1,340)
Deferred tax assets, net	$–

The Company has accumulated approximately $6,380 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to July 31, 2023 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

NAPLOY CORP.

CONDENSED FINANCIAL STATEMENT

FOR THE THREE MONTHS ENDED OCTOBER 31, 2023 AND 2022 (UNAUDITED)

F-11

NAPLOY CORP.

BALANCE SHEET

	October 31, 2023 (unaudited)	From April 6, 2023 (Inception) to July 31, 2023
ASSETS

Cash	4,512	895
Total Current Assets	4,512	895

Intangible Assets, Net	42,375	44,625
Total Assets	$46,887	$45,520

LIABILITIES

Accounts Payable – Related Party	56,100	26,000
Accounts Payable	–	25,700
Total Current Liabilities	56,100	51,700

Common stock, $0.0001 par value, 75,000,000 shares authorized; 2,000,000 shares issued and outstanding	200	200
Accumulated deficit	(9,413)	(6,380)
Total Stockholders’ Equity	(9,213)	(6,180)

Total Liabilities and Stockholders’ Equity	$46,887	$45,520

The accompanying notes are an integral part of these unaudited financial statements.

F-12

NAPLOY CORP.

STATEMENT OF OPERATIONS

	Three months ended October 31, 2023 (unaudited)	Three months ended October 31, 2022 (unaudited)

REVENUES	$–	$–

OPERATING EXPENSES
Depreciation Expense	2,250	–
General and Administrative Expenses	33	–
Professional Fees	750	–
TOTAL OPERATING EXPENSES	(3,033)	–

NET INCOME (LOSS) FROM OPERATIONS	(3,033)	–

PROVISION FOR INCOME TAXES	–	–

NET INCOME (LOSS)	$(3,033)	$–

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$–

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	–

The accompanying notes are an integral part of these unaudited financial statements.

F-13

NAPLOY CORP.

STATEMENT OF STOCKHOLDER’S EQUITY

Three months ended October 31, 2023 and 2022 (Unaudited)

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholder’s
	Shares	Amount	Capital	Stage	Equity
Balance, July 31, 2023	2,000,000	$200	$–	$(6,380)	$(6,180)
Net loss for the three months ended October 31, 2023	–	–	–	(3,033)	(3,033)
Balance, October 31, 2023	2,000,000	$200	$–	$(9,413)	$(9,213)

Balance, July 31, 2022	–	$–	$–	$–	$–
Net loss for the three months ended October 31, 2022	–	–	–	–	–
Balance, October 31, 2022	–	$–	$–	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-14

NAPLOY CORP.

STATEMENT OF CASH FLOWS

	Three months ended October 31, 2023 (unaudited)	Three months ended October 31, 2022 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(3,033)	$–
Depreciation Expense	2,250	–
Accounts Payable	(5,700)	–
CASH FLOWS USED IN OPERATING ACTIVITIES	(6,483)	–

CASH FLOWS FROM INVESTING ACTIVITIES
Mobile Application and Website Acquisition	(20,000)	–
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	$(20,000)	$–
CASH FLOWS FROM FINANCING ACTIVITIES
Accounts Payable -Related Party Loans	30,100	–
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	$30,100	$–

Net increase in cash and equivalents	3,617	–
Cash and equivalents at beginning of the period	895	–
Cash and equivalents at end of the period	4,512	–

Supplemental cash flow information:
Non-cash investing and financing activity:
Mobile Application and Website Acquisition	$(20,000)	$–

Cash paid for:
Interest	$–	$–
Taxes	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-15

NAPLOY CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

THREE MONTHS ENDED OCTOBER 31, 2023 AND 2022

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Naploy Corp. (referred as the “Company”, “we”, “our”) was incorporated in the State of Wyoming and established on April 6, 2023. Our primary focus is on launching a news blog that provides the latest updates on health-related topics, including but not limited to medical breakthroughs, healthy lifestyle tips, and updates on healthcare policies.

NOTE 2 – GOING CONCERN

The Company’s financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit of $9,413 at October 31, 2023, a net loss of $3,033 for the three months ended October 31, 2023. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

The Company’s year-end is July 31.

Interim Financial Statements

The unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes filed with the SEC for the year ended July 31, 2023.

F-16

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since Inception has been considered as part of the Company's development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. Our cash is held in a Wise electronic money account.

Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Foreign Currency

The Company’s functional and reporting currency is the U.S. dollar. Transactions may occur in foreign currencies and management follows ASC 830, “Foreign Currency Matters”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the Statement of Operations. Naploy Corp. has no subsidiaries located outside the United States.

F-17

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of October 31, 2023 and July 31, 2023, there were no potentially dilutive debt or equity instruments issued or outstanding.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC Subtopic 350-40, Internal-Use Software-Computer Software Developed or Obtained for Internal Use, which requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life.

In June 2023 the Company acquired mobile application and website for $45,000, which is being amortized over a five-year life. The accumulated amortization was $2,625 and $375 as of October 31, 2023 and July 31, 2023, respectively.

Note 5 – LOAN FROM RELATED PARTY

As of October 31, 2023, the Company had a loan outstanding with a related party: Mr. Rafael Angel Ulloa Bonilla, our Director, who has given us a loan in the amount of $56,100 for the Company’s working capital purposes. The amount is outstanding and payable upon request.

F-18

Note 6 – COMMON STOCK

On April 6, 2023, the Company issued 2,000,000 shares of common stock to the director, Frederick Sidney Reinhard Arnold, at in consideration of $200 at $0.0001 per share to pay partial Incorporation fees expenses.

As of October 31, 2023, the Company had 2,000,000 shares issued and outstanding.

Note 7 – INCOME TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

The reconciliation of income tax benefit (expenses) at the U.S. statutory rate at 21% for the period ended as follows:

	October 31, 2023	July 31, 2023

Tax benefit (expenses) at U.S. statutory rate	$(1,977)	$(1,340)
Change in valuation allowance	1,977	1,340
Tax benefit (expenses), net	$–	$–

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets are as follows:

	October 31, 2023	July 31, 2023

Net operating loss	$1,977	$(1,340)
Valuation allowance	(1,977)	1,340
Deferred tax assets, net	$–	$–

The Company has accumulated approximately $9,413 of net operating losses (“NOL”) carried forward to offset future taxable income up to 20 years, if any, in future years which begin to expire in year 2040. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to October 31, 2023 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-19

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this prospectus and distribution are as follows:

SEC Fee	$17.71
Legal and Professional Fees	1,200
Accounting and auditing	4,500
Transfer Agent fees	2,000
EDGARization	3,000
TOTAL	$10,717

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 7, 2023 the Company issued a total of 2,000,000 shares of common stock at a price of $0.0001 per share for a consideration of $200 to Mr. Frederick Sidney Reinhard Arnold, CEO of Naploy. Corp

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

II-1

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1*	Articles of Incorporation
3.2*	Bylaws
4.1*	Subscription Agreement
5.1	Opinion re: Legality
10.1	Loan Agreement
10.2*	Mobile Application and Website Purchase Agreement
23.1	Consent of Independent Auditor
23.2	Consent of BF Borgers
107	Calculation of Filing Fee

___________

*Previously Filed.

ITEM 17. UNDERTAKINGS.

a.         The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-2

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

3.             To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.             Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 06, 2023.

Naploy Corp., Registrant

By:	/s/ Frederick Sidney Reinhard Arnold
Frederick Sidney Reinhard Arnold, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and Director
By	/s/ Rafael Angel Ulloa Bonilla Rafael Angel Ulloa Bonilla, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: December 06, 2023	By:	/s/ Frederick Sidney Reinhard Arnold
Frederick Sidney Reinhard Arnold, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and Director
	By	/s/ Rafael Angel Ulloa Bonilla Rafael Angel Ulloa Bonilla, Director

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